EXHIBIT 3(b)

                                  BYLAWS

                                    OF

                       KYSOR INDUSTRIAL CORPORATION


                                 ARTICLE I

                                  OFFICES

          The Corporation may have offices at such places, both within and without the State of Michigan, as the Board of Directors may from time to time determine or the business of the Corporation may require.


                                ARTICLE II

                         MEETINGS OF SHAREHOLDERS

     Section 1. Times and Places of Meetings. All meetings of the shareholders shall be held, except as otherwise provided by statute or these Bylaws, at such time and place as may be fixed from time to time by the Board of Directors. Meetings of shareholders may be held within or without the State of Michigan as shall be stated in the notice of each meeting or in a duly executed waiver of notice thereof.

     Section 2. Annual Meetings. Annual meetings of the shareholders shall be held on the last Friday of April if not a legal holiday, and if a legal holiday, then on the next secular day following, at such hour as shall be stated in the notice of each meeting, at which they shall elect by a plurality vote the successors of the class of directors whose term expires at the meeting, together with directors to fill vacancies or newly created direc-

torships, and transact such other business as may properly be brought before the meeting.

     Section 3. Special Meetings. Special meetings of the shareholders may be called by an executive officer whenever directed by the Board of Directors, or by the Chief Executive Officer.

     Section 4. Notice of Meeting. Written notice of the time, place, and purpose of each meeting of shareholders shall be given not less than 10 nor more than 60 days before the date of the meeting, either personally or by mail, to each shareholder of record entitled to vote at the meeting. Notice of a meeting need not be given to any shareholder who signs a waiver of notice before or after the meeting.

          A shareholder's attendance at a meeting will result in both of the following:

          (a) Waiver of objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting because the meeting has not been lawfully called or convened; and

          (b) Waiver of objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

     Section 5. Postponement. Any annual or special meeting of the shareholders may be postponed by the Board of Directors or the Chief Executive Officer for any reason at any time prior to the time such meeting is called to order. Written notice of such postponement, stating the date, time and place of the postponed meeting, if it has been postponed to a specific date and time, shall be given personally or by mail to each shareholder of record entitled to vote at such meeting. For this purpose, a written notice conspicuously posted at the time and place originally specified for the meeting postponed shall be deemed to have been given personally to each shareholder who appears at that place.

     Section 6. Quorum. Shares entitled to cast a majority of votes at a meeting constitute a quorum at the meeting, except as otherwise provided by statute or by the Restated Articles of Incorporation. The shareholders present in person or by proxy at such meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Whether or not a quorum is present, the meeting may be adjourned by a vote of the shares present.

          Except when the holders of a class or series of shares are entitled to vote separately on an item of business, shares of all classes and series entitled to vote shall be combined as a single class and series for the purpose of determining a quorum. When the holders of a class or series of shares are entitled to vote separately on an item of business, shares of that class or series entitled to cast a majority of the votes of that class or series at a meeting constitute a quorum of that class or series at that meeting, unless a greater or lesser quorum is provided by statute or the Restated Articles of Incorporation.

     Section 7. Adjournment. The Chairman of the Board, or such other officer who shall preside at any meeting of shareholders, may adjourn the meeting for any reason at any time after that meeting has been called to order, without motion or vote of the shareholders, by announcing such adjournment to the meeting.

          If a meeting is adjourned to another time or place, it is not necessary, unless the Bylaws otherwise require, to give notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken and the only business transacted at the adjourned meeting is business which might have been transacted at the original meeting. If after the adjournment the board fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date. If a meeting is adjourned solely for the purpose of receiving the results of voting by shareholders, such meeting need not be reconvened. If not reconvened, such meeting shall stand adjourned pending submission of the results of voting to the Secretary of the Corporation, whereupon such meeting shall stand adjourned until the next regular or special meeting of shareholders.

     Section 8. Shareholder List. The officer or agent who has charge of the stock ledger of the Corporation shall prepare and make available at every meeting of shareholders a complete list of the shareholders entitled to vote at the meeting, arranged by class or series of shares in alphabetical order, showing the address of and the number of shares registered in the name of each shareholder. Such list shall be produced and kept at the time and place of the meeting and shall be subject to inspection by any shareholder who is present at the meeting during the whole time of the meeting.

     Section 9. Vote Required. When a quorum is present at a meeting, any action to be taken by a vote of the shareholders, other than the election of directors, shall be authorized by a majority of the votes cast by the holders of shares entitled to vote on the action, unless a greater vote is required by the Restated Articles of Incorporation or express provision of statute.
Except as otherwise provided by the Restated Articles of Incorporation, directors shall be elected by a plurality of the votes cast at an election.

     Section 10. Voting Rights. Except as otherwise provided by the Restated Articles of Incorporation or the resolution or resolutions of the Board of Directors creating any class of stock, each shareholder shall at every meeting of shareholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such shareholder. Each proxy shall be in writing and signed by the shareholder or his or her duly authorized representatives, and shall be valid only with respect to the particular meeting, or any adjournments thereof, to which it specifically pertains.

     Section 11. Inspectors of Election. The Board of Directors or, if they shall not have so acted, the chairman may appoint, at or prior to any meeting of shareholders, one or more persons (who may be directors, employees, attorneys or accountants of the Corporation) to serve as inspectors of election. The inspectors so appointed shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes or ballots, hear and determine challenges and questions arising in connection with the right to vote, count and tabulate votes, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders.

     Section 12. Voting. When any vote is taken by written ballot at any meeting of shareholders, an unrevoked proxy submitted in accordance with its terms shall be accepted in lieu of, and shall be deemed to constitute, a written ballot marked specified in such proxy.

     Section 13. Conduct of Meetings. Meetings of shareholders generally shall be subject to the following rules of procedure:
        (a) The chairman of the meeting shall have absolute authority over matters of procedure, and there shall be no appeal from the ruling of the chairman. If, in his or her absolute discretion, the chairman deems it advisable to dispense with customary rules of parliamentary procedure as to any meeting of shareholders or part thereof, he or she shall clearly state the rules under which the meeting or appropriate part thereof shall be conducted.

          (b) If disorder should arise which, in the absolute discretion of the chairman, prevents the continuation of the legitimate business of the meeting, the chairman may quit the chair and announce the adjournment of the meeting; and upon his or her so doing, the meeting shall be immediately adjourned without the necessity of any vote or further action of the shareholders.

          (c) The chairman may require any person who is not a bona fide shareholder of record on the record date, or a validly appointed proxy of such a shareholder, to leave the meeting.

          (d) The chairman may introduce nominations, resolutions or motions submitted by the Board of Directors for consideration by the shareholders without a motion or second. Except as the chairman shall direct, a resolution or motion not submitted by the Board of Directors shall be considered for vote only if proposed by a shareholder of record on the record date or a validly appointed proxy of such a shareholder, and seconded by such a shareholder or proxy other than the individual who proposed the resolution or motion.

          (e) Except as the chairman shall direct, no matter may be presented to the meeting which has not been submitted in writing to the Secretary for inclusion in the agenda at least 10 days before the date of the meeting.

          (f) When all shareholders present at a meeting in person or by proxy have been offered an opportunity to vote on any matter properly before a meeting, the chairman may at his or her discretion declare the polls to be closed, and no further votes may be cast or changed after such declaration. If no such declaration is made by the chairman, the polls shall remain open and shareholders may cast additional votes or change votes until the inspectors of election have delivered their final report to the chairman.

          (g) When the chairman has declared the polls to be closed on all matters then before a meeting, the chairman may declare the meeting to be adjourned pending determination of the results by the inspectors of election. In such event, the meeting shall be considered adjourned for all purposes, and the business of the meeting shall be finally concluded upon delivery of the final report of the inspectors of election to the chairman at or after the meeting.

          (h) When the chairman determines that no further matters may properly come before a meeting, he or she may declare the meeting to be adjourned, without motion, second, or vote of the shareholders.

          (i) When the chairman has declared a meeting to be adjourned, unless the chairman has declared the meeting to be adjourned until a later date, no further business may properly be considered at the meeting even though shareholders or holders of proxies representing a quorum may remain at the site of the meeting.


                                ARTICLE III

                                 DIRECTORS

     Section 1. Number and Term of Directors. The number of directors which shall constitute the whole Board shall be not less than three and shall be determined from time to time by resolution of the Board of Directors as set forth in the Restated Articles of Incorporation. The directors, other than those who may be elected by the holders of any class or series of stock having a preference over Common Stock as to dividends or upon liquidation, shall be divided into three classes, as nearly equal in number as possible, with the term of office of one class expiring each year. At each annual meeting of the shareholders, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election. Directors need not be shareholders.

     Section 2. Powers. The business and affairs of the Corporation shall be managed by the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Restated Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

     Section 3. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled as provided in the Restated Articles of Incorporation.

     Section 4. Resignation and Removal. Any director may resign at any time and such resignation shall take effect upon receipt of written notice thereof by the Corporation, or at such subsequent time as set forth in the notice of resignation. Any or all of the directors may be removed, but only for cause, as provided in the Restated Articles of Incorporation.

     Section 5. Compensation of Directors. Each director who is not a salaried officer of the Corporation may receive as compensation for his or her services in that capacity such sums and such benefits as shall from time to time be determined by the Board of Directors, plus all expenses necessary for attendance at regular or special meetings of the Board of Directors and committees of the Board. Members of special or standing committees may be allowed like compensation for attending committee meetings. Nothing herein shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

     Section 6. Place of Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Michigan.

     Section 7. First Meeting of Newly Elected Board. The first meeting of each newly elected Board of Directors shall be held following the annual meeting of shareholders, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held immediately following the annual meeting of shareholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

     Section 8. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

     Section 9.  Special Meetings.  Special meetings of the Board of
Directors may be called by the Chairman, Chief Executive Officer, or Secretary or by any two (2) directors on two (2) days' notice to each director, either personally, by mail, by telegram or by facsimile transmission.

     Section 10. Purpose Need Not be Stated. Neither the business to be transacted at nor the purpose of any regular or special meeting of the Board of Directors need be specified in the notice of such meeting.

     Section 11. Quorum. At all meetings of the Board of Directors a majority of the directors shall constitute a quorum for the transaction of business, and the acts of a majority of the directors present at any meeting at which there is a quorum shall be acts of the Board of Directors except as may be otherwise specifically provided by statute or by the Restated Articles of Incorporation. If a quorum is not present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

     Section 12. Action Without a Meeting. Unless otherwise restricted by the Restated Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if, before or after the action, all members of the Board or of such committee, as the case may be, consent thereto in writing and such written consent is filed with the minutes or proceedings of the Board or committee.

     Section 13. Meeting by Telephone or Similar Equipment. Members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means through which all persons participating in the meeting can communicate with each other. Participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

     Section 14. Written Notice. Notices to directors shall be in writing and delivered personally or mailed to the directors at their addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to directors may also be given by telegram or facsimile transmission.

     Section 15. Waiver of Notice. A waiver of notice of a meeting in writing, signed by the person or persons entitled to such notice, whether before or after the meeting shall be deemed equivalent notice of the meeting. The attendance of a director at or participation in a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting, at the beginning of the meeting or upon his or her arrival, to the meeting or the transaction of any business because the meeting has not been lawfully called or convened, and the person does not thereafter vote for or assent to any action taken at the meeting.


                                ARTICLE IV

                          COMMITTEES OF DIRECTORS

     Section 1. Committees. The Board of Directors may from time to time appoint committees whose membership shall consist of such members of the Board of Directors as it may deem advisable to serve at the pleasure of the Board. The Board of Directors may also appoint directors to serve as alternates for members of committees in the absence or disability of regular members. The Board of Directors may fill any vacancies as they occur.

     Section 2. Executive Committee. The Executive Committee, if there is one, shall have and may exercise the powers and authority of the Board of Directors in the management of the business affairs and property of the Corporation during the intervals between meetings of the Board of Directors, subject to law and to such limitations and control as the Board of Directors may impose from time to time. The Executive Committee shall also have the power and authority to declare distributions and dividends and to authorize the issuance of stock.

     Section 3. Audit Committee. The Audit Committee, if there is one, shall cause a suitable examination of the financial records and operations of the Corporation and its subsidiaries to be made by the internal auditor of the Corporation. The Audit Committee shall also recommend to the Board of Directors the employment of independent certified public accountants to examine the financial statements of the Corporation and its subsidiaries, and report to the Board of Directors at least once each calendar year concerning the results of examinations made and such conclusions and recommendations as the Audit Committee deems advisable.

     Section 4.  Compensation and Organization Committee.

     (a) Function. The Compensation and Organization Committee shall perform the function of a compensation committee as that function may be defined for the purpose of compliance with laws and regulations applicable to the Corporation. The Compensation and Organization Committee shall have the following duties and responsibilities:

          (i) determining the compensation policy of the Corporation, reviewing the personnel policies, plans and programs of the Corporation, and submitting recommendations to the board of directors;

          (ii) determining the compensation of the Chief Executive Officer, reviewing individual salaries of other executive officers, and submitting recommendations to the board of directors;

          (iii) preparing an annual report that may be submitted to the Corporation's shareholders concerning the compensation policy of the Corporation and the committee's compensation decisions during the previous fiscal year;

          (iv) recommending to the Board of Directors the amounts of the retainer and attendance for non-employee directors; and

          (v) reviewing the administration and results of operations of the Corporation's pension plans; conferring with and receiving reports from the actuaries and investment managers of the pension plans, reviewing all material pension plan changes; and submitting recommendations concerning such plans to the Board of Directors.

     (b) Eligibility of Members. Directors who serve on the Compensation and Organization Committee must be "disinterested persons" as such term may be defined for purposes of Section 16 of the Securities and Exchange Act of 1934, as amended.

     (c) Authorized Actions. The Compensation and Organization Committee shall have the power to take and effect the following actions:

          (i) authorize the issuance of stock pursuant to the benefit plans of the Corporation which are approved by the board of directors;

          (ii) interpret the benefit plans of the Corporation which it administers to the extent that such power does not conflict with the terms of the applicable plan document; and

          (iii) engage counsel and other consultants as the committee may deem necessary or advisable to assist the committee in performing its duties, which counsel and other consultants may but need not be otherwise engaged by the Corporation.

     Section 5. Nominating Committee. The Nominating Committee, if there is one, shall develop and recommend to the Board of Directors criteria for the selection of candidates for director, seek and receive suggestions concerning possible candidates, review and evaluate the qualifications of possible candidates and recommend to the Board candidates for vacancies occurring from time to time and for the slate of directors to be proposed on behalf of the Board of Directors at the annual meeting of shareholders. The Nominating Committee will consider nominees recommended by the shareholders, as properly submitted to the Secretary of the Corporation.

     Section 6. Other Committees. The Board of Directors may from time to time designate such other committees as it may deem appropriate. Such committees shall exercise the authority delegated to them by the Board.

     Section 7. Committee Meetings. Each committee provided for above shall meet as often as its business may require and may fix a day and time for regular meetings, notice of which shall not be required. Whenever the day fixed for a meeting shall fall on a holiday, the meeting shall be held on the business day following or on such other day as the committee may determine. Special meetings of committees may be called by the chairman of the committee or any two (2) members other than the chairman, and notice thereof may be given to the members by telephone, telegram, letter or facsimile transmission. A majority of its members shall constitute a quorum for the transaction of the business of any of the committees. A record of the proceedings of each committee shall be kept and presented to the Board of Directors.

     Section 8. Substitutes. In the absence or disqualification of a member of a committee, the members thereof present at a meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of such absent or disqualified member.


                                 ARTICLE V

                                 OFFICERS

     Section 1.

          (a) Central Staff. The executive officers of the Corporation shall be a Chairman of the Board, a President, one or more Vice Presidents, a Secretary, a Treasurer and a Chief Financial Officer who shall be appointed by the Board of Directors at its first meeting after each regular annual meeting of shareholders. The Board of Directors may also appoint such other officers as they may deem necessary. The dismissal of an officer, the appointment of an officer to fill the place of one who has been dismissed or has ceased for any reason to be an officer, the appointment of any additional officers, and the change of an officer to a different office may be made by the Board of Directors at any later meeting. Each officer shall hold office at the pleasure of the Board. The Board of Directors may remove any officer from that office or position for cause or without cause. Any officer may resign his or her office at any time, such resignation to take effect upon receipt of written notice thereof by the Corporation unless otherwise specified in the resignation. The Chairman of the Board and President shall be chosen from among the directors, but no other officer need be a director. Either the Chairman of the Board or the President shall also be designated as the Chief Executive Officer. Any two (2) or more of the above offices, except those of the President and Vice President, may be held by the same person.

          (b) Divisional Officers. The Board of Directors or the Chief Executive Officer may, as they shall deem necessary, designate certain individuals as divisional officers. Any titles so given to divisional officers may be withdrawn at any time with or without cause by the Board of Directors or the Chief Executive Officer.

     Section 2. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the shareholders, and at all meetings of the Board of Directors, shall be an ex officio voting member of all standing committees designated by the Board of Directors except the Audit Committee and the Compensation and Organization Committee and shall have such other duties and powers as may be imposed or given by the Board of Directors. In the case of absence or inability to act of the President or Chief Executive Officer, the Chairman of the Board shall exercise all of the duties and responsibilities of such officer until the Board of Directors shall otherwise direct.

     Section 3. President. The President shall, subject to the direction of the Board of Directors, see that all orders and resolutions of the Board of Directors are carried into effect, and shall perform all other duties necessary as appropriate to his office, subject, however, to his right and the right of the directors to delegate any specific powers to any other officer or officers of the Corporation. In the case of absence or inability to act of the Chairman of the Board or the Chief Executive Officer, the President shall exercise all of the duties and responsibilities of such officer until the Board of Directors shall otherwise direct. The President shall be an ex officio voting member of all standing committees designated by the Board of Directors, except the Audit Committee and the Compensation and Organization Committee.

     Section 4. Chief Executive Officer. The Chief Executive Officer, in addition to his duties as Chairman of the Board or President, as the case may be, shall have final authority, subject to the control of the Board of Directors, over the general policy and business of the Corporation and shall have the general control and management of the business and affairs of the Corporation. The Chief Executive Officer shall have the power, subject to the control of the Board of Directors, to appoint, suspend or discharge and to prescribe the duties and to fix the compensation of such agents and employees of the Corporation, other than the officers appointed by the Board, as he may deem necessary.

     Section 5. Chief Operating Officer. There may be elected a Chief Operating Officer who shall, if elected, have general charge, control and supervision over the administration and operations of the Corporation and shall have such other duties and powers as may be imposed or given by the Board of Directors. If no Chief Operating Officer is elected, the duties and powers of the Chief Operating Officer shall be performed by the Chief Executive Officer.

     Section 6. Vice Presidents. The Vice President or Vice Presidents shall perform such duties and have such powers as the Chief Executive Officer or the Board of Directors may from time to time prescribe. The Board of Directors may at its discretion designate one or more of the Vice Presidents to be Executive Vice Presidents or Senior Vice Presidents. Any Vice President so designated shall have such duties and responsibilities as the Board shall prescribe.

     Section 7. Secretary. The Secretary shall attend all meetings of the shareholders, the Board of Directors and the Executive Committee, and shall preserve in the books of the Corporation true minutes of the proceedings of all such meetings. The Secretary shall safely keep in his or her custody the seal of the Corporation and shall have authority to affix the same to all instruments where its use is required or appropriate. The Secretary shall give all notices required or appropriate pursuant to statute, the Bylaws, or resolution. The Secretary shall perform such other duties as may be delegated to him or her by the Board of Directors or by the Executive Committee.

     Section 8. Treasurer. The Treasurer shall have custody of all corporate funds and securities and shall keep in books belonging to the Corporation full and accurate accounts of all receipts and disbursements. The Treasurer shall deposit all moneys, securities and other valuable effects in the name of the Corporation in depositories as may be designated for that purpose by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and directors at the regular meetings of the Board, and whenever requested by them, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors the Treasurer shall deliver to the Chief Executive Officer of the Corporation, and shall keep in force, a bond in form, amount and with a surety or sureties satisfactory to the Board of Directors, conditioned for faithful performance of the duties of his or her office, and for restoration to the Corporation in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

     Section 9. Chief Financial Officer. There may be elected a Chief Financial Officer who shall, if elected, perform such duties and exercise such authority as may be prescribed by the Board of Directors. Unless otherwise designated by the Board of Directors, the Chief Financial Officer shall also be the principal accounting officer.

     Section 10. Assistant Secretary and Assistant Treasurer. There may be elected an Assistant Secretary and Assistant Treasurer who shall, in the absence, disability or nonfeasance of the Secretary or Treasurer, perform the duties and exercise the powers of such persons, respectively.

     Section 11. Other Officers. All other officers, as may from time to time be appointed by the Board of Directors pursuant to Paragraph (a) of
Section 1 of this Article V, shall perform such duties and exercise such authority as the Board of Directors shall prescribe. All divisional officers, as may from time to time be appointed by the Board of Directors or the Chief Executive Officer pursuant to Paragraph (b) of Section 1 of this Article V, shall perform such duties and exercise such authority as the Board of Directors or the Chief Executive Officer shall prescribe.


                                ARTICLE VI

                              INDEMNIFICATION

     Section 1. Indemnification Other Than in Actions by or in The Right of the Corporation. Any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director or executive officer of the Corporation or a subsidiary, or, while serving as such a director or executive officer, is or was serving at the request of the Corporation or a subsidiary as a director, officer, partner, trustee, employee or agent of another foreign or domestic Corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, shall be indemnified by the Corporation against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, or its shareholders, or, with respect to any criminal action or proceeding, that he or she had reasonable cause to believe that his or her conduct was unlawful. Persons who are not directors or executive officers of the Corporation or a subsidiary may be similarly indemnified in respect of such service to the extent authorized at any time by the Board of Directors, except as otherwise provided by statute or the Restated Articles of Incorporation.

     Section 2. Indemnification in Actions by or in the Right of the Corporation. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or executive officer of the Corporation or a subsidiary, or, while serving as such a director or executive officer, is or was serving at the request of the Corporation or a subsidiary as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, shall be indemnified by the Corporation against expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders. Indemnification shall not be made for any claim, issue or matter in which such person has been found liable to the Corporation except to the extent authorized in Section 6 of this Article. Persons who are not directors or executive officers of the Corporation or a subsidiary may be similarly indemnified in respect of such service to the extent authorized at any time by the Board of Directors, except as otherwise provided by statute or the Restated Articles of Incorporation.

     Section 3. Expenses. To the extent that a director or executive officer, or other person whose indemnification is authorized by the Board of Directors, has been successful on the merits or otherwise, including the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to in Sections 1 or 2 of this Article, or in defense of any claim, issue or matter therein, he or she shall be indemnified against all expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith and any action, suit or proceeding brought to enforce the mandatory indemnification provided in this Section.

     Section 4. Determination of Right of Indemnification. Any indemnification under Section 1 or 2 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the person has met the applicable standard of conduct set forth in this Article and upon an evaluation of the reasonableness of expenses and amounts paid in settlement. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who are not parties or threatened to be made parties to such action, suit or proceeding, or if such a quorum cannot be obtained, by a majority vote of a committee duly designated by the Board consisting solely of two or more directors not at the time parties or threatened to be made parties to such action, suit or proceeding; (b) by independent legal counsel (who may be the regular counsel of the Corporation) in a written opinion, which counsel shall be selected as provided in (a) above, provided that if a committee cannot be designated as provided in (a) above, then the Board shall select such independent counsel; (c) by all Independent Directors (as that term is defined in the Michigan Business Corporation Act) who are not parties or threatened to be made parties to such action, suit or proceeding; or (d) by the shareholders, but shares held by directors, officers, employees or agents who are parties or threatened to be made parties to such action, suit or proceeding may not be voted. In designating a committee under (a) above, or in the selection of independent legal counsel in the event a committee cannot be designated pursuant to (b) above, all directors may participate. The Corporation may indemnify a person for a portion of expenses (including reasonable attorneys' fees), judgments, penalties, fines, and amounts paid in settlement for which the person is entitled to indemnification under Sections 1 or 2 of this Article, even though the person is not entitled to indemnification for the total amount of such expenses, judgments, penalties, fines and amounts paid in settlement.

     Section 5. Advancing of Expenses. Expenses incurred by any person who is or was serving as a director or executive officer of the Corporation or a subsidiary in defending a civil or criminal action, suit or proceeding described in Section 1 or 2 of this Article shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding if
(a) the person furnishes the Corporation a written affirmation of his or her good faith belief that he or she has met the applicable standard of conduct set forth in Section 1 or 2 of this Article; (b) the person furnishes the Corporation a written undertaking, executed personally or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet the applicable standard of conduct; and (c) a determination is made that the facts then known to those making the determination would not preclude indemnification under the Michigan Business Corporation Act. Persons who are or were not serving as a director or executive officer of the Corporation or a subsidiary may receive similar advances of expenses to the extent authorized at any time by the Board of Directors, except as otherwise provided by statute or the Articles of Incorporation. Determinations under this Section shall be made in the manner specified in Section 4 of this Article. Notwithstanding the foregoing, in no event shall any advance be made in instances where the Board or independent legal counsel reasonably determines that such person deliberately breached his or her duty to the Corporation or its shareholders.

     Section 6. Right to Indemnification on Upon Application; Procedure Upon Application. A director, executive officer or other person who is a party or threatened to be made a party to an action, suit or proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court may order indemnification if it determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he or she met the applicable standard of conduct set forth in Sections 1 or 2 of this Article or was adjudged liable as described in
Section 2 of this Article, provided, however, that if he or she was adjudged liable, his or her indemnification shall be limited to reasonable expenses incurred.

     Section 7. Indemnification Hereunder Not Exclusive. The indemnification or advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Restated Articles of Incorporation, any Bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such a person. The total amount of expenses advanced or indemnified from all sources shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses. All rights to indemnification under this Article shall be deemed to be provided by a contract between the Corporation and the director, officer, employee or agent who serves in such capacity at any time while these Bylaws and other relevant provisions of the general corporation law and other applicable law, if any, are in effect. Any repeal or modification thereof shall not affect any right or obligation then existing.

     Section 8. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article.

     Section 9. Mergers. For the purposes of this Article, references to the "Corporation" include all constituent corporations absorbed in a consolidation or merger, as well as the resulting or surviving corporation, so that any person who is or was a director, officer, employee, or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation if he or she had served the resulting or surviving corporation in the same capacity.

     Section 10. Savings Clause. If this Article or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, executive officer, or other person whose indemnification is authorized by the Board of Directors as to expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including a grand jury proceeding and an action by the Corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated or by any other applicable law.



                                ARTICLE VII

                               SUBSIDIARIES

     Section 1. Subsidiaries. The Board of Directors, the Chief Executive Officer, or any executive officer designated by the Board of Directors may vote the shares of stock owned by the Corporation in any subsidiary, whether wholly or partly owned by the Corporation, in such manner as they may deem in the best interests of the Corporation, including, without limitation, for the election of directors of any subsidiary corporation, or for any amendments to the charter or bylaws of any such subsidiary corporation, and for the liquidation, merger, or sale of assets of any such subsidiary corporation.
The Board of Directors, the Chief Executive Officer or any executive officer designated by the Board of Directors may cause to be elected to the Board of Directors of any such subsidiary corporation such persons as they shall designate, any of whom may, but need not be, directors, executive officers, or other employees or agents of the Corporation. The Board of Directors, the Chief Executive Officer or any executive officer designated by the Board of Directors may instruct the directors of any such subsidiary corporation as to the manner in which they are to vote upon any issue properly coming before them as the directors of such subsidiary corporation, and such directors shall have no liability to the Corporation as the result of any action taken in accordance with such instructions.

     Section 2. Subsidiary Officers Not Executive Officers. The officers of any subsidiary corporation shall not, by virtue of holding such title and position, be deemed to be executive officers of the corporation, nor shall any such officer of a subsidiary corporation, unless he or she is also a director or executive officer of the Corporation, be entitled to have access to any files, records or other information relating or pertaining to the Corporation, its business and finances, or to attend or receive the minutes of any meetings of the Board of Directors or any committee of the Corporation, except as and to the extent expressly authorized and permitted by the Board of Directors or the Chief Executive Officer.


                               ARTICLE VIII

                           CERTIFICATES OF STOCK

     Section 1. Form. Every holder of stock in the Corporation shall be entitled to have a certificate in the name of the Corporation, signed by the Chairman of the Board or the President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him or her in the Corporation.

     Section 2. Facsimile Signatures. Where a certificate is signed (1) by a transfer agent or an assistant transfer agent, or (2) by a transfer clerk acting on behalf of the Corporation and a registrar, the signatures of the Chairman of the Board, President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be facsimiles. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if the person were such officer, transfer agent or registrar at the date of issue.

     Section 3. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.
When authorizing such issue of a new certificate of certificates, the Board of Director may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

     Section 4. Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of successor, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     Section 5. Fixing of Record Date by Board. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or to express consent to or dissent from any corporate action in writing without a meeting, or for the purpose of determining shareholders entitled to receive payments of any dividend or the distribution or allotment of any rights or evidences or interests arising out of any change, conversion or exchange of capital stock, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting, nor more than sixty (60) days prior to the effectuation of any other action proposed to be taken. Only shareholder of record on a record date so fixed shall be entitled to notice of, and to vote at, such meeting or to receive payment of any dividend or the distribution or allotment of any rights or evidences of interests arising out of any change, conversion or exchange of capital stock.

     Section 6.  Provision for Record Date in the Absence of Board Action.
If a record date is not fixed by the Board of Directors: (a) the record date for determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the day next preceding the day on which notice is given, or, if no notice if given, the day next preceding the day on which the meeting is held; and (b) the record date for determining shareholders entitled to express consent to or dissent from corporate action in writing, without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is delivered to the Corporation; and (c) the record date for determining shareholders for any other purpose shall be the close of business on the day on which the resolution of the Board relating thereto is adopted.

     Section 7. Adjournments. When a determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders has been made as provided in this Article, the determination applies to any adjournment of the meeting, unless the Board fixes a new record date for the adjourned meeting.

     Section 8. Registered Shareholders. The Corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends and to vote as such owner; the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Michigan.


                                ARTICLE IX

                            GENERAL PROVISIONS

     Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Restated Articles of Incorporation, if any, maybe declared by the Board of Directors at any regular or special meeting pursuant to law. Dividends may be paid in cash, in property, or in shares of capital stock, subject to the provisions of the Restated Articles of Incorporation.

     Section 2. Reserves. Before payment of any dividends, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interests of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

     Section 3. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate. Any signature on any check, demand or note may be signed by the facsimile signature of any person authorized by the Board of Directors to sign under this Section. If any officer who has signed or whose facsimile signature has been used shall cease to be such officer, such document may nevertheless be signed by means of such facsimile signature and delivered as though the person who signed such document or whose facsimile signature has been used thereon had not ceased to be such officer.

     Section 4. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

     Section 5. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, and the words "Corporate Seal, Michigan." The seal may be used by causing it or a facsimile thereof to be impressed, affixed, reproduced or otherwise.

     Section 6. Voting Securities. The Chief Executive Officer or any executive officer designated by the Board of Directors shall have full power and authority on behalf of the Corporation to attend and to act and to vote, or to execute in the name or on behalf of the Corporation a proxy authorizing an agent or attorney-in-fact for the Corporation to attend and to act and to vote, at any meetings of security holders of corporations in which the Corporation may hold securities, and at such meetings he or she and his or her duly authorized agent or attorney-in-fact shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner hereof, the Corporation may have possessed and exercised if present.



                                 ARTICLE X

                                AMENDMENTS

          These Bylaws may be amended or repealed by the Board of Directors at any regular or special meeting of the Board of Directors. These Bylaws may be amended or repealed by the shareholders at any annual or special meeting of the shareholders provided that notice that amendment of the Bylaws is a purpose of the meeting and notice of the proposed amendment has been provided in the notice of such meeting.